Exhibit 99.1

Omeros Reports Outcome of Phase 3 Trials of OMS103HP

—Webcast Conference Call Scheduled for 5:30pm EDT Today—

Seattle, WA – March 31, 2011 – Omeros Corporation (NASDAQ: OMER), a biopharmaceutical company committed to discovering, developing and commercializing products focused on inflammation, bleeding and disorders of the central nervous system, today reported the outcome from its Phase 3 program evaluating OMS103HP in patients undergoing arthroscopic anterior cruciate ligament (ACL) reconstruction surgery. OMS103HP did not meet the pre-specified endpoints of these studies.

No conclusions could be made regarding drug effect due to confounding factors in the studies.

“Given the strength of the data from previous clinical studies of OMS103HP, we are obviously disappointed and surprised by the outcome. Our analysis of the data does not demonstrate a lack of drug effect nor does it appear to undermine the viability of our Phase 3-ready OMS103HP program for meniscectomy surgery,” stated Gregory A. Demopulos, M.D., chairman and chief executive officer of Omeros. “As we learn more from our data analysis, we will provide additional information on our plans for OMS103HP. In the meantime, we are continuing to advance our pipeline, including our ophthalmology program, for which we recently announced positive Phase 2b data, and our successful GPCR program.”

About Omeros’ OMS103HP Program

OMS103HP is designed for use during arthroscopic surgery to improve postoperative joint motion and function and reduce postoperative pain. OMS103HP is a proprietary combination of ketoprofen, amytriptyline and oxymetazoline that is injected into standard arthroscopic irrigation solutions and perfused through the joint in low concentrations during surgery.

Conference Call and Webcast Today at 5:30 p.m. EDT

Omeros management will host a conference call today, March 31, at 5:30 p.m. EDT (2:30 p.m. Pacific Time) to discuss today’s news. To access the live call by telephone, please dial 866-788-0545 (United States and Canada) or 857-350-1683 (International). The passcode is 43644952. In addition, the live conference call will be webcast and can be accessed on the “Events” page of the Company’s website at http://www.omeros.com.

A replay of the webcast will be available on the Company’s website for one week. A telephone replay will also be available for one week starting at 5:30 p.m. Eastern time today, which can be accessed by dialing 888-286-8010 (United States and Canada) or 617-801-6888 (International) and entering passcode 82323682.

About Omeros Corporation

Omeros is a clinical-stage biopharmaceutical company committed to discovering, developing and commercializing products focused on inflammation, bleeding and disorders of the central nervous system. The Company’s most clinically advanced product candidates are derived from its proprietary PharmacoSurgery™ platform designed to improve clinical outcomes of patients undergoing a wide range of surgical and medical procedures. Omeros has five ongoing clinical development programs, including three from its PharmacoSurgery™ platform and two from its addiction franchise. Omeros may also have the near-term capability, through its GPCR program, to add a large number of new drug targets and their corresponding compounds to the market. Behind its clinical candidates and GPCR platform, Omeros is building a diverse pipeline of protein and small-molecule preclinical programs targeting inflammation, bleeding and central nervous system disorders.

Forward-looking Statements

This press release contains forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, which are subject to the “safe harbor” created by those sections. These statements include, but are not limited to, statements regarding the Company’s expectation that it will provide additional information on its plans for OMS103HP and that Omeros may have the near-term capability, through its GPCR program, to add a large number of new drug targets and their corresponding compounds to the market. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, the risks, uncertainties and other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2011. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the Company assumes no obligation to update these forward-looking statements publicly, even if new information becomes available in the future.

Contact:

Jennifer Cook Williams

Cook Williams Communications, Inc.

Investor and Media Relations

360.668.3701

jennifer@cwcomm.org